Exhibit 10.14

COOPERATION AGREEMENT OF JOINT RESEARCH PROJECT

This Cooperation Agreement (“Agreement”) is entered into on September 18, 2020, by and between:

Jilin University, hereinafter referred to as “Party A”, and

Jilin Zhengye Biological Products Co., Ltd, hereinafter referred to as “Party B”,

Collectively referred to as the “Parties”.

WHEREAS, the Parties wish to collaborate on the research project named [The Key Technique Study for the Development of the Live Gene-deletion-attenuated Vaccine against Ovine and Caprine Ecthyma (Orf)].

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to jointly apply for the 2021 Annual Funding for Key Research and Development Projects in the agricultural field sponsored by Jilin Provincial Department of Science and Technology, with the project named [The Key Technique Study for the Development of the Live Gene-deletion-attenuated Vaccine against Ovine and Caprine Ecthyma (Orf)] hosted by Party A and joined by Party B. The Parties guarantee to organize and implement the research tasks and live up to the requirements during the project execution cycle, to allocate the funding reasonably according to regulations, and to ensure the completion of the research on schedule.

Party A shall rescue, identify, and purify attenuated vaccine strains that lack the main virulence genes of ORFV; screen candidate vaccine strains for Orf; evaluate the biological safety and immune protection effect of Orf candidate vaccine strains; and conduct laboratory research, such as immunity optimization research.

Party B shall optimize the cell culture and freezing process of candidate vaccines; provide animal testing sites, standardize the breeding and management of experimental animals; assist Party A in vaccination and sample collection, and handle the harmless treatment of experimental animals.

Party A shall obtain 90% of the government funding and Party B shall obtain 10% of the government funding once their application is approved.

IN WITNESS WHEREOF, the Parties agree with the above plan of the project description and the funding allocation and hereto have signed this Agreement.

Party A: Jilin University (seal)

By

Research Project Leader

Date

Party B: Jilin Zhengye Biological Products Co., Ltd (seal)

By

Research Project Member

Date